EXHIBIT 4.10


               FORM OF CERTIFICATE OF DESIGNATIONS
                               of
                   __________________________
                   PREFERRED STOCK, SERIES __
                               of
                     SOVEREIGN BANCORP, INC.

          SOVEREIGN BANCORP, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania
(herein referred to as the "Corporation"), in accordance with the provisions of Section 1306 of the Pennsylvania Business
Corporation Law of 1988, as amended, does hereby CERTIFY:

          1. The Articles of Incorporation, as amended, of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at one hundred seven million five hundred thousand (107,500,000) shares, of which seven million five hundred thousand (7,500,000) shares shall be shares of preferred stock, and one hundred million (100,000,000) shares shall be common stock, without par value.

          2. The Articles of Incorporation, as amended, of the Corporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of the preferred stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such par value or stated value, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

          3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, the Board of Directors, (i) by action duly taken on ___________, 19__, authorized the issuance of _____________
(__________) shares of Series __, without par value [IF ADDITIONAL SERIES OF PREFERRED STOCK HAVE BEEN AUTHORIZED,
INSERT -- and (__) by action duly taken on ____________ [and by action of the [Executive Committee] [Pricing Committee] [Pricing Subcommittee]] duly taken on ____________, authorized the issuance of ________ (________) shares of ____________ Preferred
Stock, Series __, without par value].

          4. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, and the authority conferred upon the Pricing Committee and the Pricing Subcommittee of the Board of Directors on ____________, the Board of Directors, by actions duly taken on ____________, the Pricing Committee of the Board of Directors, by actions duly taken on ____________ and the Pricing Subcommittee of the Board of Directors by action duly taken on ____________, adopted resolutions that compositely provide for an additional series of the preferred stock as follows:

          "RESOLVED, that an issue of a series of the preferred stock, without par value, of the Corporation (such preferred stock being herein referred to as "Preferred Stock," which term shall include any additional shares of preferred stock of the same class heretofore or hereafter authorized to be issued by the Corporation), consisting of ________ (________) shares is hereby provided for, and the voting power, designation, preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, are fixed hereby as follows:

          1. Designation. The designation of such series shall be ____________________ (hereinafter referred to as the "Series __ Preferred Stock") and the number of shares constituting such series is ________ (________). Shares of Series __ Preferred Stock shall have a stated value of $________ per share. The number of authorized shares of Series __ Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Executive Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended, stating that such reduction has been so authorized, but the number of authorized shares of Series __ Preferred stock shall not be increased.

          2. Dividends. Quarterly Dividend Periods shall commence on _______ 1, _________ 1, _________ 1 and _________ 1
in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period. Such dividends shall be cumulative from the respective dates of original issue of shares of Series __ Stock and shall be payable, when and as declared by the Board of Directors, on ______________, _____________, _____________ and _______________
of each year, commencing ____________. Each such dividend shall be paid to the holders of record of shares of Series __ Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. If there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series __ Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series __ Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series __ Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series __ Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

          The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the Dividend Rate (as defined below) for such Dividend Period by four and applying such rate against the stated value per share of the Series __ Preferred Stock. Dividends payable on the Series __ Preferred Stock for any period other than a full Quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months.

[IF PREFERRED STOCK HAS ADJUSTABLE DIVIDENDS, INSERT THE
FOLLOWING --

          3. Dividend Rate. The dividend rates on the shares of Series __ Preferred Stock shall be: (i) for the period (the "Initial Dividend Period") from the respective dates of original issue thereof to and including ____________, ___% per annum and
(ii) for each Quarterly Dividend Period thereafter a rate per annum of the stated value thereof equal to the Applicable Rate (as defined below).

          Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period shall be
(a) ___% less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be ___% less than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that none of such rates can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than ___% per annum or greater than ___% per annum.

          Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the ________________, _____________________, ____________________ and
___________________, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Series __ Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized
U.S. Government securities dealers selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

          Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the __________________, _________________, __________________ and
________________, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Series __ Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only on such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently, if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

          Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the ________________, __________________,
__________________ and ___________________, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Series __ Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable
U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty-two years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

          The Treasury Bill Rate, the Ten Year Constant Maturity
Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

          The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation shall cause each Applicable Rate to be published in a newspaper of general circulation in New York City and Wyomissing, Pennsylvania prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of the Series __ Preferred Stock.

          For purposes of this Section, the term

                    (i) "Calendar Period" shall mean 14 calendar days;

                    (ii)  "Special Securities" shall mean
     securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide such tax benefits or which were originally issued at a deep or substantial discount;

                    (iii)  "Ten Year Average Yield" shall mean
     the average yield to maturity for actively traded marketable
     U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                    (iv)  "Thirty Year Average Yield" shall mean
     the average yield to maturity for actively traded marketable
     U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).]

[IF PREFERRED STOCK HAS A FIXED DIVIDEND RATE WITH A CONTINGENT
DIVIDEND RATE ADJUSTMENT, INSERT THE FOLLOWING --

          3.   Dividend Rate.

               (a)  Definitions:

                    (1)  "Contingent Dividend Disqualification
     Period" shall mean any four consecutive fiscal quarters in which aggregate Earnings Per Share, on a fully diluted basis, are greater than $__________.

                    (2)  "Contingent Dividend Qualification
     Period" shall mean any four consecutive fiscal quarters [(other than any fiscal quarters occurring within one year after a Contingent Dividend Disqualification Period)] commencing on or after ____________, in which aggregate Earnings Per Share, on a fully diluted basis, are less than $__________.

                    (3) "Earnings Per Share" shall mean earnings per common share as reported in the Corporation's financial statements as publicly announced on the respective Reporting Dates; provided, however, that if for any Dividend Period earnings per share as reported in the Corporation's financial statements filed with the Securities and Exchange Commission ("SEC") in its Quarterly Reports on Form 10-Q and (for the fourth quarter) in its Annual Report on Form 10-K (or their successor forms), as the case may be, including any amendments thereto filed with the SEC, vary from the earnings per share announced on the Reporting Date, and, as a result, the dividend rate must be adjusted up, such adjustment shall be made both retroactively and prospectively, and any deficiency as a result of such a retroactive adjustment shall be paid on the next Quarterly Payment Date that is not less than ___ days after the date of filing such amendment with the SEC and such deficiency shall be paid to the persons entitled to receive any dividends otherwise payable on that Quarterly Payment Date. If, as a result of an amendment to Earnings Per Share filed with the SEC, a dividend rate must be adjusted down, such adjusted dividend rate shall become effective on the first Quarterly Dividend Period commencing after the amended earnings per share has been filed with the SEC, and there shall be no retroactive adjustment.

                    (4)  "Quarterly Payment Dates" shall mean
     _______________, __________________, ________________ and
     _______________ of each year.

                    (5)  "Reporting Date" shall mean the date on
     which the Corporation first publicly announces its results of operations for an immediately preceding fiscal quarter, but in no event later than the date on which the Corporation's Quarterly Report on Form 10-Q or Annual Report on Form 10-K must be filed with the Securities and Exchange Commission with respect to that fiscal quarter.

               (b) Rate. The dividend rate on the shares of Series __ Preferred Stock for the period (the "Initial Dividend Period") from the respective dates of original issue thereof to and including ____________, shall be ___% per annum. The dividend rate for each Quarterly Dividend Period thereafter shall be ___% per annum; provided, however, that in the event of a Contingent Dividend Qualification Period, the dividend rate shall be changed to ___% per annum for the first Quarterly Dividend Period during which the first Reporting Date after the Contingent Dividend Qualification Period occurs. Such dividend rate shall remain in effect thereafter provided that, if a Contingent Dividend Disqualification Period thereafter occurs, the dividend rate shall again be ___% per annum, beginning with the first Quarterly Dividend Period commencing four fiscal quarters after the Contingent Dividend Disqualification Period. The dividend rate shall continue to be adjusted upon the occurrence of any subsequent Contingent Dividend Qualification Periods and Contingent Dividend Disqualification Periods as set forth above.]

[IF THE PREFERRED STOCK HAS A FIXED DIVIDEND RATE, INSERT THE
FOLLOWING --

          3. Dividend Rate. The Dividend Rate on the shares of Series __ Preferred Stock for the period (the "Initial Dividend Period") from the respective dates of original issue thereof to and including ___________, and for each Quarterly Dividend Period thereafter shall be ___% per annum.]

[IF THE PREFERRED STOCK IS REDEEMABLE AT A FIXED PRICE, INSERT
THE FOLLOWING --

          4.   Redemption.

               [(a)] The Corporation, at its option, may redeem shares of the Series __ Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price of $__________ per share plus accrued and unpaid dividends thereon to the date fixed for redemption[; provided, however, that no shares of Series __ Preferred stock shall be redeemed hereunder prior to __________] [If the Series __ Preferred Stock is convertible, insert --, unless the closing price of the Common Stock on the New York Stock Exchange shall have equaled or exceeded ___% of the conversion price then in effect for at least 20 out of 30 consecutive trading days ending within five trading days prior to the date notice of redemption is given. The "conversion price" shall be the quotient of $____ divided by the then effective conversion rate]].

[IF THE PREFERRED STOCK IS REDEEMABLE BY THE CORPORATION AT A
VARIABLE PRICE, INSERT THE FOLLOWING --

          4.   Redemption.

               [(a)]     The Corporation, at its option, may
redeem shares of the Series ___ Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price as set forth below, plus accrued and unpaid dividends thereon to the date fixed for redemption:

       Date of Redemption          Redemption Price per Share

     On or after _________,             ________________
       but prior to _________.

     On or after _________,             ________________
       but prior to _________.

     On or after _________,             ________________

Notwithstanding the foregoing, no shares of Series ___ Preferred Stock shall be redeemed hereunder prior to _________ [if the Series ___ Preferred Stock is convertible, unless the closing price of the Common Stock on the New York Stock Exchange shall have equaled or exceeded ______% of the conversion price then in effect for at least 20 out of 30 consecutive trading days ending within five trading days prior to the date notice of redemption is given]].

          If the Corporation shall redeem shares of Series ___ Preferred Stock pursuant to this subparagraph (a), notice of such redemption shall be given by publication (not less than 30 nor more than 90 days prior to the redemption date) at least once in a newspaper printed in the English language and of general circulation in the Borough of Wyomissing, Pennsylvania (upon any secular day of the week) stating such election on the part of the Corporation and that on the redemption date there will become due and payable upon each of the shares to be redeemed, at the place or places specified in such notice, the applicable redemption price therein specified. A similar notice shall be mailed by first class mail, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series ___ Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series ___ Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall no state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.
If less than all the outstanding shares of Series ___ Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series ___ Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) in any method determined by the Corporation in its sole discretion to be equitable.

[IF THE PREFERRED STOCK IS SUBJECT TO MANDATORY REDEMPTION AND A
SINKING FUND, INSERT THE FOLLOWING --

               (b)  Mandatory Redemption; Sinking Fund.

                    (1) Sinking Fund. So long as any Series ___ Preferred Stock shall be outstanding, the Corporation shall, on each of the dates set forth in the following schedule ("Sinking Fund Payment Dates") set aside as and for a sinking fund for the redemption of the Series ___ Preferred Stock (the "Sinking Fund"), subject to the subsequent deferral provided for in paragraph 4(b)(2) hereof, in cash out of any funds legally available therefor, a sum equal to the product of (i) the applicable Mandatory-Redemption Price (as hereinafter defined) multiplied by (ii) the number of shares of Series ___ Preferred Stock set forth opposite such Sinking Fund Payment Date:

                                         Number of Shares of
          Sinking Fund                  Series ___ Preferred
          Payment Date                  Stock to be Redeemed




     Notwithstanding the foregoing, in no event shall the Corporation on any Sinking Fund Payment Date be obligated to set aside in cash an amount with respect to the Series ___ Preferred Stock greater than a sum equal to the product of the Mandatory-Redemption Price for such series and the number of the then outstanding shares of such series.

                    (2)  Deferral.  Notwithstanding paragraph
     4(b)(1) above, each Mandatory-Redemption Date (as hereinafter defined) for Series ___ Preferred Stock may be deferred for a period of one year by the holders of the then outstanding shares of such series if the holders of at least 662/3% of shares of such series consent thereto in writing at least ten days prior to such date. The right to defer a Mandatory-Redemption Date maybe exercised any number of times in the manner set forth herein.

                    (3)  Mandatory-Redemption Price.  The
     Mandatory-Redemption Price for each share of Series ___
     Preferred Stock shall be an amount in cash equal to $__________________, plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date fixed for redemption.

                    (4) Sinking Fund Requirement Cumulative. If on any Sinking Fund Payment Date the funds of the Corporation legally available therefor shall be insufficient to discharge such Sinking Fund requirement in full, funds to the extent legally available for such purpose shall be set aside for the Sinking Fund. Such Sinking Fund requirements shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after such payment or provision for dividends, for each year thereafter shall be applied thereto until such requirements are fully discharged.

                    (5)  Use of Sinking Fund.  Thirty days
     following each Sinking Fund Payment Date (the "Mandatory-Redemption Date"), the cash in the Sinking Fund shall be used to acquire by redemption, in the manner provided below, the number of shares of Series ___ Preferred Stock specified opposite the Sinking Fund Payment Date in the schedule appearing in paragraph 4(b)(1).

                    (6)  Partial Redemption Pro Rata.  In the
     event of the redemption of only a part of the then outstanding Series ___ Preferred Stock pursuant to this paragraph 4(b), the Corporation shall effect such redemption ratably according to the full amount each holder of the Series ___ Preferred Stock is otherwise then entitled to receive.

                    (7)  Mandatory-Redemption Notice.  In
     addition to the required notice by publication, not less than 30 days nor more than 90 days prior to the Mandatory-Redemption Date, written notice (the "Mandatory-Redemption Notice"), shall be mailed, postage prepaid, to each holder of record of the Series ___ Preferred Stock to be redeemed at his post office address last shown on the records of the Corporation. Such Mandatory-Redemption Notice shall state:

                         (i)  Whether all or less than all of the
          outstanding shares of Series ___ Preferred Stock are to be redeemed and the total number of shares being redeemed;

                         (ii)  The number of shares of Series ___
          Preferred Stock held by the holder that the Corporation intends to redeem;

                         (iii)  The Mandatory-Redemption Date and
          Mandatory-Redemption Price;

                         (iv)  The date upon which the holder's
          conversion rights (as hereinafter described) as to such shares terminate;

                         (v)  That the holder is to surrender to
          the Corporation, in the manner and at the price designated, his certificate or certificates representing the shares of Series ___ Preferred Stock to be redeemed; and

                         (vi)  That, with the written consent of
          the holders of 662/3% of the then outstanding shares of such series, the Mandatory-Redemption Date for such series may be deferred for a period of one year.

                    (8)  Surrender of Certificates; Payment.  On
     or before the Mandatory-Redemption Date, each holder of shares of Series ___ Preferred Stock to be redeemed, [unless such holder has exercised his right to convert the shares as provided in Section 6 hereof,] shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Mandatory-Redemption Notice, and thereupon the Mandatory-Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

                    (9)  Rights Subsequent to Mandatory-
     Redemption. If the Mandatory-Redemption Notice shall have been duly given, and if on the Mandatory-Redemption Date the Mandatory-Redemption Price is either paid or made available for payment through the deposit arrangement specified in subparagraph (10) below, then notwithstanding that the certificates evidencing any of the shares of Series ___ Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Mandatory-Redemption Date and all rights with respect to such shares shall forthwith after the Mandatory-Redemption Date terminate, except only the right of the holders to receive the Mandatory-Redemption Price without interest upon surrender of their certificate or certificates thereof.

                    (10) Deposit of Funds. On or prior to the Mandatory-Redemption Date, the Corporation shall deposit with any bank or trust company in either Berks County, Pennsylvania, or New York, New York, having a capital and surplus of at least $100,000,000 as a trust fund, a sum equal to the aggregate Mandatory-Redemption Price of all shares of Series ___ Preferred Stock called for redemption and not yet redeemed or converted, with irrevocable instructions and authority to the bank or trust company to pay, on and after the Mandatory-Redemption Date, the Mandatory-Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit (but not prior to the Mandatory-Redemption Date), the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Mandatory-Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Mandatory-Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Mandatory-Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Mandatory-Redemption Price only from the Corporation.]

               [(c)]     In no event shall the Corporation redeem
or purchase any shares of Series ___ Preferred Stock pursuant to this Section 4 unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series ___ Preferred Stock for all past Dividend Periods, and unless all matured obligations of the Corporation with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

          5. Shares to be Retired. All shares of Series ___ Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued.

[IF THE PREFERRED STOCK IS NOT CONVERTIBLE, INSERT THE
FOLLOWING --

          6. Conversion or Exchange. The holders of shares of Series ___ Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.]

[IF THE PREFERRED STOCK IS CONVERTIBLE, INSERT THE FOLLOWING --

          6.   Conversion Rights.

               The holder of any share or shares of Series ___ Preferred Stock shall have the right, at any time, to convert any shares of Series ___ Preferred Stock (except any share of Series ___ Preferred Stock which shall have been called for redemption pursuant to the provisions hereof, the conversion right with respect thereto shall terminate on the close of business of the date fixed for redemption) into fully paid and non-assessable shares of the common stock of the Corporation, at a conversion rate of __________________ (______) shares of common stock for each share of Series ___ Preferred Stock, subject to adjustment as hereinafter provided. The conversion right herein granted shall be exercised by the surrender of a certificate or certificates for Series ___ Preferred Stock to be so converted at the office of any transfer agent for the Series ___ Preferred Stock, at any time during its usual business hours, together with written notice that the holder elects to convert the same, or a stated number of shares thereof, which notice shall state the name or names (with addresses) in which the certificate or certificates of common stock shall be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series ___ Preferred Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of common stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and any cash adjustment to which he may be entitled), to surrender such Series ___ Preferred Stock and to release the Corporation from all obligation on the shares to be converted and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of obligation thereon shall constitute full payment for the common stock so subscribed for and to be issued upon such conversion.

               (b)  As promptly as practicable after the
surrender for conversion of any Series ___ Preferred Stock and the payment in cash of any amount required by paragraph (i) of this Section 6, the Corporation shall deliver or cause to be delivered to or upon the written order of the holder of such Series ___ Preferred Stock certificates representing the number of shares of common stock issuable upon such conversion, issued in such name or names as such holder shall have directed, together with cash in respect of any fractional interest in a share of common stock issuable upon such conversion and, if only a part of such Series ___ Preferred Stock is converted, a certificate or certificates for the unconverted shares of Series ___ Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the day of surrender of the Series ___ Preferred Stock for conversion, and the rights of the holder of such stock as a Series ___ Preferred Stock, in respect of the stock surrendered for conversion, shall cease at such time and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of common stock at such time and such conversion shall be at the conversion rate in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of common stock upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of common stock as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the conversion rate in effect at the opening of business on such next succeeding day.

               If the last day for the exercise of the conversion is a legal holiday in the city in which the transfer agent to which shares are presented for conversion is located, then such conversion right may be exercised (at the conversion rate in effect on such last day) upon the next succeeding day not in such city a legal holiday.

               (c) No payment or adjustment shall be made upon any conversion in respect of dividends accrued and unpaid on the Series ___ Preferred Stock to the date of conversion or in respect of any dividends on the common stock issued upon such conversion.

               (d)  The conversion rate shall be subject to
adjustment from time to time as follows:

                    (i)  In case the Corporation shall at any
     time (A) pay a dividend or make a distribution on shares of its common stock in shares of its capital stock (whether shares of common stock or of capital stock of any other class), (B) subdivide or reclassify its outstanding shares of common stock into a greater number of securities (including shares of common stock), or (C) combine or reclassify its outstanding shares of common stock into a smaller number of shares (including shares of common stock), the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of record of any shares of Series ___ Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series ___ Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subparagraph (i), the holder of any Series ___ Preferred Stock thereafter converted shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

     In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (i), the holder of any Series ___ Preferred Stock thereafter converted shall become entitled to receive any shares or other securities of the Corporation other than shares of common stock, thereafter the number of such other shares so received upon conversion of any Series ___ Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of common stock contained in this paragraph 6(d), and other provisions of this Section 6 with respect to the shares of common stock shall apply on like term to any such other shares or other securities.

                    (ii)  In case the Corporation shall fix a
     record date for the issuance of rights or warrants to all holders of its common stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase common stock (or securities convertible into common stock) at a price per share (or a conversion price per share) less than the current market price per share of common stock (as defined in subparagraph (iv) below) at such record date, the conversion rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of common stock outstanding on such record date plus the number of additional shares of common stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of common stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Corporation. Common stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (ii).

                    (iii)  In case the Corporation shall fix a
     record date for making a distribution to all holders of its common stock evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurring cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (i) above) or rights or warrants to subscribe or purchase (excluding those referred to in subparagraph (ii) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price (as defined in subparagraph (iv) below) per share of the common stock on such record date, and the denominator of which shall be such current market price per share of common stock, less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of common stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (iii), the distribution of separate certificates representing such Rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Series ___ Preferred Stock) shall be deemed to be the distribution of such Rights for purposes of this subparagraph (iii); provided that the Corporation may, in lieu of making any adjustment pursuant to this subparagraph (iii) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Series ___ Preferred Stock who converts such Series ___ Preferred Stock (or any portion thereof) (A) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of common stock issued with Rights and
     (B) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion, the same number of such Rights as would a holder of the number of shares of common stock that such Series ___ Preferred Stock so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Series ___ Preferred Stock were converted immediately prior to the record date for such distribution. Common stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (iii).

                    (iv)  For the purpose of any computation
     under subparagraph (ii) and (iii) above, the current market price per share of common stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive business days commencing forty-five business days before the day in question. The Closing Price for any day shall be (A) if the common stock is listed or admitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of common stock on the principal securities exchange on which the common stock is listed, (B) if not listed as described in (A), the mean between the closing high bid and low asked quotations of common stock in the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system for automated dissemination of quotations of securities prices then in common use, if so quoted, or
     (C) if not quoted as described in clause (B), the mean between the high bid and low asked quotations for common stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of common stock on any day or the average of such Closing Prices for any period shall be the fair market value of common stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation.

                    (v)  (A)  No adjustment in the conversion
          rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (v)(A) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; further provided, however, that any adjustments which by reason of this subparagraph (v)(A) are not otherwise required to be made shall be made no later than 3 years after the date on which occurs an event that requires an adjustment to be made or carried forward.

                         (B)  All calculations under this
          Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

                    (vi) In any case in which this paragraph (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
     (A) delivering to the holder of any Series ___ Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock deliverable upon such conversion by reason of the adjustment required by such event over and above the common stock deliverable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (e), provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment. If such event does not occur, no adjustments shall be made pursuant to this paragraph (d).

               (e) No fractional shares of stock shall be issued upon the conversion of any Series ___ Preferred Stock. If more than one share of Series ___ Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series ___ Preferred Stock so surrendered. Instead of any fractional share of common stock which would otherwise be issuable upon conversion of any Series ___ Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of Common stock on the business day which immediately precedes the day of conversion.

               (f) In case any of the following shall occur while any Series ___ Preferred Stock is outstanding: (i) any reclassification or change of the outstanding shares of common stock deliverable upon conversion of the Series ___ Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of common stock into two or more classes or series of securities); or (ii) any consolidation or merger to which the Corporation is a party (other than a consolidation or a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination in, the outstanding shares of common stock issuable upon conversion of the Series ___ Preferred Stock); or (iii) any sale or conveyance to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety; then the Corporation, or such successor or purchasing corporation, as the case may be, shall make appropriate provision in its charter or otherwise so that the holders of the Series ____ Preferred Stock then outstanding shall have the right at any time thereafter to convert such Series ___ Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of common stock issuable upon conversion of such Series ___ Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this paragraph (f) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

               (g) The Corporation will at all times reserve and keep available out of its authorized but unissued or treasury stock, solely for the purpose of issue upon conversion of the Series ___ Preferred Stock as provided in this Section 6, such number of shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding Series ___ Preferred Stock.

               (h) Before taking any action which would cause an adjustment increasing the conversion rate so that the liquidation value divided by the conversion rate is below the then par value of the shares of common stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of common stock at the conversion rate as so adjusted.

               (i) The issuance of certificates for shares of common stock upon conversion of Series ___ Preferred Stock shall be made without charge to the converting stockholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of the Series ___ Preferred Stock converted. However, if any such certificate is to be issued in a name other than that of the holder of the converted Series ___ Preferred Stock, the Corporation shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               (j) Whenever the conversion rate then in effect is adjusted as herein provided, the Corporation shall mail to each holder of the Series ___ Preferred Stock at such holder's address as it shall appear on the books of the Corporation a statement setting forth the adjusted conversion rate, then and thereafter effective under the provisions hereof together with the facts, in reasonable detail, upon which such adjustment is based.

               (k) In case (i) the Corporation shall declare a dividend (or any other distribution) on its common stock other than in cash out of its current or retained earnings, or (ii) the Corporation shall authorize the granting to the holders of its common stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights or warrants, or (iii) of any reclassification or change of the common stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or the sale or transfer of all or substantially all of the assets of the Corporation, or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; the Corporation shall mail to each holder of Series ___ Preferred Stock at such holder's address as it shall appear on the books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of the common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the legality or validity of any such transaction or any adjustment in the conversion rate or conversion price required by this Section 6.]

          7. Voting. Except as hereinafter in this Section 7 expressly provided or as otherwise required by law, the Series __
Preferred Stock shall have no voting power.

[IF PREFERRED STOCK IS GENERAL VOTING STOCK, INSERT THE
FOLLOWING --

               (a)  Special Voting Rights.]

               Whenever and as often as dividends payable on any share or shares of the Preferred Stock at the time outstanding shall be accumulated and unpaid in an amount equivalent to or exceeding six quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the Preferred Stock of all series shall thereafter have the right, as a single class, to elect two directors, and, subject to the terms of any outstanding series of Preferred Stock, the holders of record of the common stock, as a single class, shall have the right to elect the remaining authorized number of Directors. In any such election, the holders of shares of Series __ Preferred Stock shall be entitled to cast one vote per share.

               Upon the happening of the six dividend defaults hereinabove set forth, a special meeting of stockholders of the Corporation then entitled to vote shall be called by the Chairman of the Board or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than ten percent of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders, the stockholders of the Corporation then entitled to vote shall elect, voting as above provided, an entirely new Board of Directors, and the term of office of the Directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the re-election of any Director at such meeting. At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of each class or series of capital stock of the Corporation having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by that class or series of its designated Directors. In order to validate an election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting, and if any stockholders voting as a class shall elect Directors, the Directors so elected shall be deemed to be Directors of the Corporation unless and until the other stockholders entitled to vote as one or more classes shall elect their Directors.

               While class voting is in effect with respect to the Preferred Stock, any Director elected by holders of Preferred Stock voting as a class may be removed at any annual or special meeting, by vote of a majority of the stockholders voting as a class who elected such Director, for any cause deemed sufficient by such stockholders present at such meeting. In case any vacancy shall occur among the Directors elected by such stockholders voting as a class, such vacancy may be filled by the remaining Director so elected, or his successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

               Such voting rights of the holders of Preferred Stock as a single class, once effective, shall continue only until all arrears in dividends (whether or not declared) on the Preferred Stock shall have been paid or declared and set apart for payment at which time the right of the Preferred Stock to vote as a single class for the election of Directors, as hereinabove set forth, shall terminate. Upon such termination, a special meeting of the stockholders of the Corporation then entitled to vote may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President or the Secretary of the Corporation if requested in writing by the holders of record of not less than one percent of the common stock then outstanding, and at such special meeting, or if no such special meeting shall have been called then at the next annual meeting of the stockholders, the stockholders of the Corporation then entitled to vote shall elect an entirely new Board of Directors and the term of office of the Directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the re-election of any such Director at such meeting.

               The consent of the holders of at least two-thirds of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of stockholders at which the holders of the Preferred Stock shall vote separately as a class without regard to series, the holders of shares of Series __ Preferred Stock being entitled to cast one vote per share thereon, shall be necessary for effecting or validating:

               (i) any change in the Articles of Incorporation or certificate supplemental thereto or Bylaws of the Corporation which would materially and adversely alter or change the preferences, privileges, rights or powers given to the holders of the Preferred Stock, provided that if one or more but not all series of Preferred Stock at the time outstanding are so affected, only the consent of the holders of at least two-thirds of each series so affected, voting separately as a class, shall be required; or

               (ii)  the issuance of any shares of any other
     class of stock of the Corporation ranking prior to the Preferred Stock.

               The term "ranking prior to the Preferred Stock" shall mean and include all shares of stock of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or an involuntary liquidation, dissolution or winding up of the Corporation, are given preference over the rights of the holders of the Preferred Stock.

[IF PREFERRED STOCK IS GENERAL VOTING CONVERTIBLE STOCK, INSERT
THE FOLLOWING --

               (b) General Voting Rights. In addition to the voting rights conferred by Section 7(a) hereof, the holders of Series __ Preferred Stock shall be entitled to vote, together with holders of common stock, on all matters submitted to the vote of the holders of common stock, including the election of directors. Upon any matter so submitted to the vote of the shareholders having voting rights with respect thereto, each holder of Series __ Preferred Stock shall be entitled to the number of votes per share of Series __ Preferred Stock equal to the number of whole shares of common stock into which such share of Series __ Preferred Stock is convertible on the record date set for determining the holders of shares entitled to vote upon the matter submitted to such vote.]

          8. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of all shares of Series __ Preferred Stock shall be entitled to be paid in full out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of common stock or of any other shares of stock of the Corporation ranking as to such distribution junior to the Series __ Preferred Stock, an amount equal to $_________ per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series __ Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series __ Preferred Stock are not paid in full, the holders of the Series __ Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series __ Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series __ Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

          Consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 8.

          9. Limitation on Dividends on Junior Ranking Stock. So long as any Series __ Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the common stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Series __ Preferred Stock (the common stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

               (A) Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

               (B) The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.